UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Channelside Drive, Suite 207
Tampa, Florida	33602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855-389-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	OTCQX Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2025, John Powers resigned from his position as President of Marpai, Inc. (the “Company”), effective immediately. Mr. Powers resignation was due to personal health reasons and was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Powers will remain with the company in a part-time advisory capacity, serving as a Senior Consultant to the sales and leadership teams.

On August 29, 2025, as a result of Mr. Power’s resignation, the Board of Directors appointed Dallas Scrip, age 43, to serve as President of the Company, effective immediately.

Mr. Scrip was appointed to serve as Chief Operating Officer of the Company effective as of June 2, 2025. From July 2023 to May 2025, Mr. Scrip served as President, TPA Services and Chief Delivery Officer of Centivo. From May 2019 through July 2023, he served as President and General Manager of ValueHealth Benefit Administrators. Prior to those roles, in 2019, Mr. Scrip served as a Benefits Consultant for Gallagher Benefit Services. Prior to 2019, Mr. Scrip was the Senior Vice President of Business Development for Benefit Management, LLC.

Except for Mr. Scrip’s existing compensation arrangement with the Company, there is no arrangement or understanding between Mr. Scrip and any other person pursuant to which he was appointed as President and there are no transactions in which Mr. Scrip has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date August 29, 2025	By:	/s/ Damien Lamendola
		Name:	Damien Lamendola
		Title:	Chief Executive Officer

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